EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeremy Frommer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Jerrick Media Holdings, Inc. for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Jerrick Media Holdings, Inc.

Dated: March 30, 2020	By:	/s/ Jeremy Frommer
Jeremy Frommer
Chief Executive Officer (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)